Exhibit 99.2

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value)

	As of December 31, 2015	As of March 31, 2016
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,549	$15,111
Marketable securities	56,517	60,153
Total cash, cash equivalents, and marketable securities (including securities loaned of $4,531 and $3,851)	73,066	75,264
Accounts receivable, net of allowance of $296 and $276	11,556	10,818
Receivable under reverse repurchase agreements	450	350
Income taxes receivable, net	1,903	1,804
Prepaid revenue share, expenses and other assets	3,139	2,719
Total current assets	90,114	90,955
Prepaid revenue share, expenses and other assets, non-current	3,181	3,297
Non-marketable investments	5,183	5,577
Deferred income taxes	251	233
Property and equipment, net	29,016	30,162
Intangible assets, net	3,847	3,657
Goodwill	15,869	15,866
Total assets	$147,461	$149,747
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,931	$1,667
Short-term debt	3,225	3,221
Accrued compensation and benefits	3,539	2,618
Accrued expenses and other current liabilities	4,768	4,517
Accrued revenue share	2,329	2,227
Securities lending payable	2,428	2,171
Deferred revenue	788	933
Income taxes payable, net	302	330
Total current liabilities	19,310	17,684
Long-term debt	1,995	1,987
Deferred revenue, non-current	151	131
Income taxes payable, non-current	3,663	3,812
Deferred income taxes	189	599
Other long-term liabilities	1,822	1,965
Total liabilities	27,130	26,178
Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 687,348 (Class A 292,297, Class B 50,295, Class C 344,756) and 686,792 (Class A 293,573, Class B 49,536, Class C 343,683) shares issued and outstanding	32,982	33,695
Accumulated other comprehensive loss	(1,874)	(1,294)
Retained earnings	89,223	91,168
Total stockholders’ equity	120,331	123,569
Total liabilities and stockholders’ equity	$147,461	$149,747

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2016
	(unaudited)
Revenues	$17,258	$20,257
Costs and expenses:
Cost of revenues	6,356	7,648
Research and development	2,753	3,367
Sales and marketing	2,065	2,387
General and administrative	1,637	1,513
Total costs and expenses	12,811	14,915
Income from operations	4,447	5,342
Other income (expense), net	157	(213)
Income before income taxes	4,604	5,129
Provision for income taxes	1,089	922
Net income	$3,515	$4,207

Basic net income per share of Class A and B common stock and Class C capital stock	$5.16	$6.12
Diluted net income per share of Class A and B common stock and Class C capital stock	$5.10	$6.02

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	March 31,
	2015	2016
	(unaudited)
Operating activities
Net income	$3,515	$4,207
Adjustments:
Depreciation and impairment of property and equipment	938	1,155
Amortization and impairment of intangible assets	239	216
Stock-based compensation expense	1,203	1,494
Deferred income taxes	71	414
Loss on marketable and non-marketable investments, net	16	280
Other	61	64
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	698	818
Income taxes, net	827	271
Prepaid revenue share, expenses and other assets	43	185
Accounts payable	(24)	(269)
Accrued expenses and other liabilities	(601)	(1,064)
Accrued revenue share	(205)	(131)
Deferred revenue	(59)	18
Net cash provided by operating activities	6,722	7,658
Investing activities
Purchases of property and equipment	(2,927)	(2,428)
Purchases of marketable securities	(12,558)	(20,748)
Maturities and sales of marketable securities	10,389	17,443
Purchases of non-marketable investments	(1,074)	(321)
Cash collateral related to securities lending	(1,120)	(257)
Investments in reverse repurchase agreements	50	100
Acquisitions, net of cash acquired, and purchases of intangible assets	(64)	(34)
Net cash used in investing activities	(7,304)	(6,245)
Financing activities
Net payments related to stock-based award activities	(493)	(807)
Repurchases of capital stock	0	(2,098)
Proceeds from issuance of debt, net of costs	3,305	3,956
Repayments of debt	(3,308)	(3,962)
Net cash used in financing activities	(496)	(2,911)
Effect of exchange rate changes on cash and cash equivalents	(293)	60
Net decrease in cash and cash equivalents	(1,371)	(1,438)
Cash and cash equivalents at beginning of period	18,347	16,549
Cash and cash equivalents at end of period	$16,976	$15,111

Other income (expense), net
The following table presents our other income (expense), net, (in millions, unaudited):

	Three Months Ended
	March 31,
	2015	2016
Interest income	$226	$270
Interest expense	(26)	(30)
Foreign currency exchange losses, net	(62)	(186)
Gain (loss) on marketable securities, net	32	(167)
Loss on non-marketable investments, net	(48)	(113)
Other	35	13
Other income (expense), net	$157	$(213)

Segment results
The following tables present our revenues, operating income, stock-based compensation, capital expenditures, and depreciation, amortization, and impairment by segment (in millions, unaudited):

	Three Months Ended
	March 31,
	2015	2016
Revenues:
Google	$17,178	$20,091
Other Bets	80	166
Total revenues	$17,258	$20,257

Stock-based compensation(1):
Google	$1,055	$1,316
Other Bets	117	145
Reconciling items(2)	31	33
Total stock-based compensation	$1,203	$1,494

Operating income (loss):
Google	$5,188	$6,272
Other Bets	(633)	(802)
Reconciling items(2)	(108)	(128)
Total income from operations	$4,447	$5,342

Capital expenditures:
Google	$2,678	$2,036
Other Bets	157	280
Reconciling items(3)	92	112
Total capital expenditures	$2,927	$2,428

Depreciation, amortization and impairment:
Google	$1,137	$1,317
Other Bets	40	54
Total depreciation, amortization and impairment	$1,177	$1,371

(1)
For purposes of determining SBC for segment reporting, we define SBC as awards accounted for under FASB ASC Topic 718 that we expect to settle in stock. SBC does not include expenses related to awards that we will ultimately settle in cash.

(2)	Reconciling items are primarily related to corporate administrative costs and other miscellaneous items that are not allocated to individual segments.

(3)
Reconciling items are related to timing differences of payments as segment capital expenditures are on accrual basis while total capital expenditures shown on Consolidated Statements of Cash Flow are on cash basis and other miscellaneous differences.

Revenues by source
The following tables present our revenues by revenue source (in millions, unaudited):

	Three Months Ended
	March 31,
	2015	2016
Revenues:
Google websites	$11,932	$14,328
Google Network Members' websites	3,576	3,692
Google advertising revenues	15,508	18,020
Google other revenues	1,670	2,071
Google segment revenues	17,178	20,091
Other Bets revenues	80	166
Total revenues	$17,258	$20,257
Traffic acquisition costs (TAC)
The following table presents our TAC to Google Network Members and distribution partners (in millions, unaudited):

	Three Months Ended
	March 31,
	2015	2016
TAC to Google Network Members	$2,432	$2,571
TAC to Google Network Members as % of Google Network Members' revenues	68%	70%
TAC to distribution partners	$913	$1,217
TAC to distribution partners as % of Google website revenues	8%	8%
Total TAC	$3,345	$3,788
Total TAC as % of Google advertising revenues	22%	21%
Stock repurchase
In Q1 2016, we repurchased 3.2 million shares of Alphabet Class C capital stock for an aggregate amount of $2.3 billion, of which $2.1 billion was paid during the quarter. The total remaining authorization for future repurchases is approximately $1.4 billion. The authorization has no expiration date.
Adoption of new accounting guidance
In Q1 2016, we early adopted Accounting Standards Update No. 2016-09 "Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting," which changes several aspects of the accounting for share-based payments, including income tax consequences and classification on the consolidated statement of cash flows. Starting this quarter, certain tax benefits are reflected in our consolidated statement of income, whereas they were previously recognized in equity. Additionally, our consolidated statements of cash flows now present such tax benefits as an operating activity and the prior period is adjusted accordingly.
Headcount
Our headcount for the three months ended March 31, 2016 was 64,115, as compared to 55,419 for the three months ended March 31, 2015.